EXHIBIT 99.1

Skkynet Completes Acquisition of Nic Corporation

Adds embedded systems expertise, complementing Skkynet’s Secure Cloud Service™

Mississauga, Ontario, November 10, 2014 – Skkynet Cloud Systems, Inc. (“Skkynet” or “the Company”) (OTC.BB:SKKY), a global leader in real-time cloud information systems, is pleased to announce that it has completed the previously announced acquisition of Nic Corporation of Osaka, Japan (“NiC”). Details of the transaction are available in the company’s Form 8-K filed with the United States Securities and Exchange Commission (SEC).

NiC develops software that runs on a wide variety of embedded hardware devices allowing the devices to connect to Skkynet’s Secure Cloud Service™. NiC has provided software and hardware development services to the embedded computing industry for over twenty years. NiC software development includes expertise in operating systems such as UNIX, VX-Works, Linux, and iTRON, and in implementing CAD systems, web systems, drivers, and related applications on MC68K, PowerPC, DSP, SH, ARM and other devices. NiC also designs a wide range of hardware boards, logic chips, custom hardware, and networking systems.

Mr. Akira Iwata, President of NiC, commented, “Skkynet has developed a disruptive and secure technology for remote access to industrial devices, processes and systems for monitoring and supervisory control in real time. We believe there is significant demand for cloud-based services that enable enterprises to monitor and control industrial devices and systems from anywhere in the world. The future for embedded devices is to connect directly to the Internet (the “Internet of Things”), and only Skkynet provides the robust and secure environment that our customers demand. We look forward to joining the Skkynet team and supporting the Company’s growth plans in Japan and around the world.”

Paul Thomas, President of Skkynet, stated, “We are excited to complete the acquisition of NiC given their particular expertise in embedded hardware. These capabilities will help advance our cloud strategy and will be particularly useful in collaborating with our hardware partners and resellers in Japan. The acquisition will be immediately accretive and the fact that NiC shareholders received a significant portion of the consideration in Skkynet Common Stock illustrates their confidence in the strength of the combined companies.”

About Skkynet Cloud Systems, Inc.:

Skkynet Cloud Systems, Inc., through its wholly owned subsidiaries Cogent Real-Time Systems Inc. and Nic Corporation, is a leading developer of DataHub® and VINE™ software, Secure Cloud Service™ and related hardware, systems and facilities for collecting, processing and distributing real-time information over networks. This capability allows our clients to both locally and remotely manage, supervise, and control industrial processes, embedded devices, and financial information systems. Through clients’ web-based assets, WebView™ enables data connectivity and visualization over the cloud, providing them and their customers the necessary ability and tools to observe and interact with these processes and services in real time, empowering them to fully control their systems and analyze their data. DataHub®and WebView™ are trademarks used under license.

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Safe Harbor:

This news release contains “forward-looking statements” as that term is defined in the United States Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements, including beliefs, plans, expectations or intentions regarding the future, and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors, such as the inherent uncertainties associated with new business opportunities and development stage companies. We assume no obligation to update the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that they will prove to be accurate. Investors should refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Crescendo Communications, LLC

Telephone: (212) 671-1020

Email: skky@crescendo-ir.com

or

Skkynet Cloud Systems, Inc.

Paul E. Thomas, President

Office: (888) 628-2028

Fax: (888) 705-5366

Web: http://skkynet.com

Email: ir@skkynet.com